Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Bank of America Corporation of our report dated February 23, 2009, relating to the consolidated financial statements of Merrill Lynch & Co., Inc. (which report expresses an unqualified opinion on those financial statements, and includes explanatory paragraphs regarding (1) the changes in accounting methods in 2007 relating to the adoption of Statement of Financial Accounting Standards No. 157, "Fair Value Measurements,” Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115,” and FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109” and (2) Merrill Lynch becoming a wholly-owned subsidiary of Bank of America Corporation on January 1, 2009), appearing as an exhibit to the Bank of America Corporation Current Report on Form 8-K to be filed on or about February 25, 2009.
Filed on Form S-3:
Registration Statement No. 333-155381
Registration Statement No. 333-152418
Registration Statement No. 333-133852
Registration Statement No. 333-112708
Registration Statement No. 333-123714
Registration Statement No. 333-70984
Registration Statement No. 333-15375
Registration Statement No. 333-18273
Registration Statement No. 333-97157
Registration Statement No. 333-97197
Registration Statement No. 333-83503
Registration Statement No. 333-07229
Registration Statement No. 333-51367
Registration Statement No. 033-57533
Registration Statement No. 033-30717
Registration Statement No. 033-49881
Registration Statement No. 333-13811
Registration Statement No. 333-47222
Registration Statement No. 333-64450
Registration Statement No. 333-104151

Filed on Form S-8:
Registration Statement No. 333-157085
Registration Statement No. 333-133566
Registration Statement No. 333-121513
Registration Statement No. 333-69849
Registration Statement No. 333-81810
Registration Statement No. 333-53664
Registration Statement No. 333-102043
Registration Statement No. 333-102852
Registration Statement No. 333-65209
Registration Statement No. 033-45279
Registration Statement No. 002-80406
Registration Statement No. 333-02875
Registration Statement No. 033-60695
Registration Statement No. 333-58657
Filed on Post-Effective Amendments on Form S-8 to Registration Statement on Form S-4:
Registration Statement No. 333-153771
Registration Statement No. 333-149204
Registration Statement No. 333-127124
Registration Statement No. 333-110924
Registration Statement No. 033-43125
Registration Statement No. 033-55145
Registration Statement No. 033-63351
Registration Statement No. 033-62069
Registration Statement No. 033-62208
Registration Statement No. 333-16189
Registration Statement No. 333-60553
Registration Statement No. 333-40515
/s/ Deloitte & Touche LLP
New York, New York
February 23, 2009

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